Exhibit 99.1

Pier 1 Imports, Inc. Reports Third Quarter Fiscal 2017 Financial Results

Raises Full Year Financial Guidance

Declares Quarterly Cash Dividend

FORT WORTH, Texas--(BUSINESS WIRE)--December 14, 2016--Pier 1 Imports, Inc. (NYSE:PIR) today reported financial results for the third quarter ended November 26, 2016.

Third Quarter Financial Highlights

  Company comparable sales increased 1.8%; Net sales decreased 0.4%;
  E-Commerce sales grew approximately 28% to $97.4 million, representing approximately 20% of net sales;
  Gross profit as a percentage of net sales increased 280 basis points to 41.3%; and
  Earnings per share of $0.17 and adjusted earnings per share of $0.22 compared to earnings per share of $0.13 in the third quarter of fiscal 2016.

Alex W. Smith, President and CEO, stated, “Sales trends rebounded in the second half of November, following the election, which enabled us to deliver third quarter results well ahead of our forecast. Specifically, we had positive company comparable sales and higher than planned profits in the third quarter. We are making progress on our strategies to deliver shareholder value through our merchandising, marketing, supply chain and real estate initiatives. Our seasonal assortments are resonating with customers and we’re seeing strength across nearly all our product categories. As always, we’re pleased with how our teams and associates are executing against our holiday plans.”

“We have a great deal of confidence in our brand positioning and long-term financial outlook,” added Mr. Smith. “Pier 1 Imports has always been known for inspirational merchandise, great value and outstanding customer service. Layering our omni-channel capabilities on top of that foundation makes Pier 1 Imports a formidable force in the home furnishings space. Our teams are focused on continually enhancing our business model to ensure that we thrive in today’s era of retailing and well into the future.”

Third Quarter Fiscal 2017 Results of Operations

Net sales for the third quarter of fiscal 2017 decreased 0.4% to $475.9 million, compared to $478.0 million in the same period last year. At the end of the third quarter of fiscal 2017 the Company operated 33 fewer stores than at the end of the third quarter of fiscal 2016. Company comparable sales for the quarter increased 1.8% from the prior year. E-Commerce sales totaled $97.4 million, representing year-over-year growth of approximately 28%. E-Commerce represented approximately 20% of net sales in the third quarter, as compared to approximately 16% of net sales in the third quarter of fiscal 2016.

Gross profit for the third quarter of fiscal 2017 totaled $196.4 million, or 41.3% of net sales, compared to $184.0 million, or 38.5% of net sales, in the third quarter of fiscal 2016. Third quarter merchandise margin (the result of adding back delivery and fulfillment net costs and store occupancy costs to gross profit) totaled $286.4 million, or 60.2% of net sales, compared to $268.6 million, or 56.2% of net sales, in the third quarter of fiscal 2016. The year-over-year improvement in merchandise margin as a percentage of net sales is primarily attributable to a more cost efficient promotional strategy and improved operations within the Company’s distribution centers. For the three months ended November 26, 2016, contribution from operations (gross profit less compensation for operations and operational expenses) totaled $111.4 million, compared to $97.6 million during the same period last year. As a percentage of net sales, contribution from operations increased 300 basis points to 23.4% in the third quarter of fiscal 2017.

Third quarter fiscal 2017 selling, general and administrative (“SG&A”) expenses were $160.8 million, or 33.8% of net sales, compared to $151.6 million, or 31.7% of net sales, in the year-ago period. Cost reductions across the organization were offset by planned investments in marketing, including television advertising, approximately $8.0 million of costs associated with the departure of the Company’s CEO, and approximately $3.7 million for incremental legal and advisory fees, CEO transition costs including search fees and retention program awards to executives, and certain costs for sub-leasing portions of the corporate headquarters. The following table details the breakdown of SG&A expenses for the third quarter of fiscal 2017 as compared to the same period last year (in millions).

	Three Months Ended
	November 26, 2016		November 28, 2015
	Expense	% of Sales	Expense	% of Sales

Compensation for operations	$63.5	13.3%	$65.3	13.7%
Operational expenses	21.5	4.5%	21.2	4.4%
Marketing	32.5	6.8%	30.5	6.4%
Other selling, general and administrative (1)	43.4	9.1%	34.6	7.2%

Total selling, general and administrative	$160.8	33.8%	$151.6	31.7%
(1)

Other selling, general and administrative expense for the three months ended November 26, 2016, includes approximately $8 million related to CEO departure expenses and approximately $3.7 million related to incremental legal and advisory fees and other expenses noted above.

Third quarter fiscal 2017 operating income was $22.3 million compared to $19.7 million in the same period last year. Net income for the third quarter ended November 26, 2016, was $13.6 million, or $0.17 per share, compared to $10.9 million, or $0.13 per share, in the year-ago period. Adjusted net income in the third quarter of fiscal 2017, which excludes the costs related to the departure of the Company’s CEO and the tax benefit therefrom (as described below under Financial Disclosure Advisory), totaled $17.6 million, or $0.22 per share on an adjusted basis. Third quarter EBITDA (earnings before interest, taxes, depreciation and amortization) was $35.9 million, compared to $32.6 million in the third quarter of fiscal 2016.

Year-to-Date Results of Operations

Net sales for the nine months ended November 26, 2016, were $1.3 billion, a decrease of 3.7% from the same period last year. Company comparable sales for the nine months ended November 26, 2016, decreased 1.5% from the year-ago period. For the same period, e-Commerce represented approximately 20% of net sales, compared to approximately 17% for the nine months ended November 28, 2015.

Gross profit for the nine months ended November 26, 2016, totaled $490.4 million, or 37.7% of net sales, compared to $508.1 million, or 37.6% of net sales for the nine months ended November 28, 2015. Merchandise margin for the nine months ended November 26, 2016, totaled $748.7 million, or 57.6% of net sales, compared to $761.3 million, or 56.4% of net sales for the same period last year. For the nine-month period ended November 26, 2016, contribution from operations totaled $241.6 million, compared to $250.9 million during the same period last year. As a percentage of net sales, contribution from operations was flat year-over-year, at 18.6%.

SG&A expenses for the nine months ended November 26, 2016, were $439.3 million, or 33.8% of net sales, compared to $428.6 million, or 31.7% of net sales during the same period a year ago. The following table details the breakdown of SG&A expenses for the nine months ended November 26, 2016, as compared to the same period last year (in millions).

	Nine Months Ended
	November 26, 2016		November 28, 2015
	Expense	% of Sales	Expense	% of Sales

Compensation for operations	$185.2	14.2%	$192.9	14.3%
Operational expenses	63.6	4.9%	64.3	4.8%
Marketing	80.2	6.2%	69.6	5.2%
Other selling, general and administrative (1)	110.4	8.5%	101.8	7.5%

Total selling, general and administrative	$439.3	33.8%	$428.6	31.7%
(1)

Other selling, general and administrative expense for the nine months ended November 26, 2016, includes approximately $8 million related to CEO departure expenses and approximately $5.3 million related to incremental legal and advisory fees and other expenses described previously.

Operating income for the nine months ended November 26, 2016 was $10.1 million, compared to $41.6 million for the nine months ended November 28, 2015. For the nine-month period ended November 26, 2016, net income totaled $3.5 million, or $0.04 per share, compared to $21.0 million, or $0.24 per share in the year-ago period. Adjusted net income for the nine months ended November 26, 2016, which excludes the costs related to the departure of the Company’s CEO and the tax benefit therefrom (as described below under Financial Disclosure Advisory), totaled $7.5 million, or $0.09 per share on an adjusted basis. EBITDA for the nine months ended November 26, 2016, totaled $52.1 million, compared to $79.7 million in the year-ago period.

Balance Sheet Highlights and Share Repurchase Program

As of November 26, 2016, the Company had $86.2 million of cash and cash equivalents and $195.5 million outstanding under its senior secured term loan. The Company also had $25.0 million of working capital borrowings outstanding under its $350 million secured revolving credit facility, which was repaid subsequent to the close of the quarter. Inventories at the end of the third quarter of fiscal 2017 decreased approximately 5% to $479.8 million, compared to $503.0 million a year ago.

The Company did not repurchase any of its common stock during the third quarter ended November 26, 2016. Of the Company’s $200 million share repurchase program announced in April 2014, $36.6 million remains available for repurchases.

Real Estate Optimization Initiative

During the third quarter of fiscal 2017, the Company closed three stores and opened two. The Company expects to close approximately 15 net stores in fiscal 2017.

Store Statistics

	Store Count
Three Months Ended	Start	Openings	Closures	End	Relocations (1)

May 28, 2016	1,032	3	(8)	1,027	3
August 27, 2016	1,027	2	(6)	1,023	2
November 26, 2016	1,023	2	(3)	1,022	1

Fiscal 2017 Year-to-Date :	1,032	7	(17)	1,022	6

May 30, 2015	1,065	8	(10)	1,063	6
August 29, 2015	1,063	6	(16)	1,053	4
November 28, 2015	1,053	2	0	1,055	0

Fiscal 2016 Year-to-Date :	1,065	16	(26)	1,055	10

(1) Relocations are noted only in the period in which the new store opens.

Fourth Quarter and Full-Year Fiscal 2017 Financial Guidance

Jeffrey N. Boyer, EVP and Chief Financial Officer, stated, “Our initiatives around merchandising, marketing and promotion – along with strong execution of our holiday plans – resulted in better than expected sales, margin and earnings this quarter. We are increasing our full-year guidance to reflect this performance and feel confident that we are on course to achieve our fourth quarter objectives.”

The Company provided the following updated financial guidance for the fiscal 2017 fourth quarter and full year. The Company’s adjusted earnings per share guidance excludes estimated costs of approximately $2 million in the fourth quarter and $10 million for full-year fiscal 2017 related to the departure of the Company’s CEO:

Guidance Metric	4th Quarter	Full Year
· Comparable sales growth (contraction) (%):	(1%) to 1%	(2%) to Flat
· Net sales growth (contraction) (%):	(3%) to (1%)	(4%) to (2%)
· Merchandise margin (% of net sales):	Approximately 56% to 57%	Approximately 56.5% to 57.5%
· SG&A expenses:	Approximately $145 million to $150 million	Approximately $585 million to $590 million
· Marketing spend:	Approximately $25 million	Approximately $105 million
· Depreciation:		Approximately $56 million
· Corporate tax rate:		Approximately 34%
· Earnings per share (GAAP):	$0.26 to $0.30	$0.30 to $0.34
· Adjusted earnings per share (non-GAAP):	$0.28 to $0.32	$0.37 to $0.41
· Fully diluted share count:		Approximately 81 million shares
· Capital expenditures:		Approximately $48 million

Chief Executive Officer Transition

The Company announced in a separate press release today that Terry E. London, the Company’s Chairman of the Board of Directors, will serve as Interim President and Chief Executive Officer effective January 1, 2017. Mr. London’s appointment coincides with the planned departure of Alex W. Smith, Pier 1 Imports’ current President and CEO.

Declaration of Quarterly Cash Dividend

The Company announced that its Board of Directors declared a $0.07 per share quarterly cash dividend on the Company’s outstanding shares of common stock. The $0.07 quarterly cash dividend will be paid on February 1, 2017, to shareholders of record on January 18, 2017. As of December 13, 2016, approximately 83.0 million shares of the Company’s common stock were outstanding.

Third Quarter Fiscal 2017 Financial Results Conference Call

The Company will host a conference call to discuss third quarter fiscal 2017 financial results at 4:00 p.m. Central Time on Wednesday, December 14, 2016. Investors will be able to connect to the call through the Company’s website at Pier1.com. The conference call can be accessed by selecting “About” on the homepage and linking through the “Investor Relations” page to the “Events” page, or by dialing 1-800-498-7872, or if international, 1-706-643-0435. The conference ID number is 30368795.

A replay will be available after 7:30 p.m. Central Time for a 24-hour period and can be accessed by dialing 1-855-859-2056, or if international, 1-404-537-3406 using conference ID number 30368795.

Financial Disclosure Advisory

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release references non-GAAP financial measures including merchandise margin, contribution from operations, EBITDA, adjusted net income, adjusted earnings per share and forward-looking adjusted earnings per share.

The Company believes that the non-GAAP financial measures included in this press release allow management and investors to understand and compare results in a more consistent manner for the three- and nine-month periods ended November 26, 2016, and November 28, 2015. Non-GAAP financial measures should be considered supplemental and not a substitute for the Company’s results reported in accordance with GAAP for the periods presented.

Merchandise margin represents the result of adding back delivery and fulfillment net costs and store occupancy costs to gross profit. Contribution from operations represents gross profit less compensation for operations (which includes store and customer service payroll) and operational expenses. EBITDA represents earnings before interest, taxes, depreciation and amortization. Management believes merchandise margin, contribution from operations and EBITDA are meaningful indicators of the Company’s performance which provide useful information to investors regarding its financial condition and results of operations. Management uses merchandise margin, contribution from operations and EBITDA, together with financial measures prepared in accordance with GAAP, to assess the Company’s operating performance, to enhance its understanding of core operating performance and to compare the Company’s operating performance to other retailers. These non-GAAP financial measures should not be considered in isolation or used as an alternative to GAAP financial measures and do not purport to be an alternative to net income or gross profit as a measure of operating performance. A reconciliation of net income to EBITDA to contribution from operations to merchandise margin is shown below for the periods indicated (in millions).

		Three Months Ended				Nine Months Ended
		November 26, 2016		November 28, 2015		November 26, 2016		November 28, 2015
		$ Amount	% of Sales	$ Amount	% of Sales	$ Amount	% of Sales	$ Amount	% of Sales

Merchandise margin (non-GAAP)		$286.4	60.2%	$268.6	56.2%	$748.7	57.6%	$761.3	56.4%

Less:	Delivery and fulfillment net costs	17.3	3.6%	10.3	2.2%	38.8	3.0%	28.7	2.1%
	Store occupancy costs	72.7	15.3%	74.3	15.5%	219.6	16.9%	224.5	16.6%

Gross profit (GAAP)		196.4	41.3%	184.0	38.5%	490.4	37.7%	508.1	37.6%

Less:	Compensation for operations	63.5	13.3%	65.3	13.7%	185.2	14.2%	192.9	14.3%
	Operational expenses	21.5	4.5%	21.2	4.4%	63.6	4.9%	64.3	4.8%

Contribution from operations (non-GAAP)		111.4	23.4%	97.6	20.4%	241.6	18.6%	250.9	18.6%

Less:	Other nonoperating (income) expense	(0.3)	(0.1%)	(0.2)	0.0%	(1.1)	(0.1%)	(0.2)	0.0%
	Marketing and other SG&A	75.9	15.9%	65.1	13.6%	190.6	14.7%	171.4	12.7%

EBITDA (non-GAAP)		35.9	7.5%	32.6	6.8%	52.1	4.0%	79.7	5.9%

Less:	Income tax provision (benefit)	6.0	1.2%	5.9	1.2%	(0.9)	(0.1%)	11.9	0.8%
	Interest expense, net	3.0	0.6%	3.0	0.6%	8.6	0.7%	8.9	0.7%
	Depreciation	13.3	2.8%	12.8	2.7%	41.0	3.1%	37.9	2.8%

Net income (GAAP)		$13.6	2.9%	$10.9	2.3%	$3.5	0.3%	$21.0	1.6%

This press release also references adjusted net income, adjusted earnings per share, and forward-looking adjusted earnings per share, which exclude the impact of severance and other charges related to the departure of the Company’s CEO in fiscal 2017. Management believes these non-GAAP financial measures are useful in comparing the Company’s year-over-year operating performance. Adjusted net income and adjusted earnings per share should be considered supplemental and not a substitute for the Company’s net income and earnings per share results reported in accordance with GAAP for the periods presented. A reconciliation of net income and earnings per share to adjusted net income and adjusted earnings per share is shown below for the three- and nine-month periods ended November 26, 2016 (in millions except per share amounts). There were no similar items warranting reconciliation during the three- and nine-month periods ended November 28, 2015.

	Three Months Ended	Nine Months Ended
	November 26, 2016	November 26, 2016

Net income (GAAP)	$13.6	$3.5
Add back: CEO departure-related costs of $8.0 million, net of $4.0 million of tax	4.0	4.0
Adjusted net income (non-GAAP)	$17.6	$7.5

Earnings per share (GAAP)	$0.17	$0.04
Add back: CEO departure-related costs, net of tax	0.05	0.05
Adjusted earnings per share (non-GAAP)	$0.22	$0.09

Except for historical information contained herein, the statements in this press release or otherwise made by our management in connection with the subject matter of this press release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors. This press release includes forward-looking statements that are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and similar expressions. Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. These risks and uncertainties include, but are not limited to, the effectiveness of the Company’s marketing campaigns, promotional strategies and customer databases, consumer spending patterns, inventory levels and values, the Company’s ability to implement planned cost control measures, expected benefits from the real estate optimization initiative, including cost savings and increases in efficiency, changes in foreign currency values relative to the U.S. Dollar and the Company’s ability to retain a new CEO. These and other factors that could cause results to differ materially from those described in the forward-looking statements contained in this press release can be found in the Company’s Annual Report on Form 10-K and in other filings with the SEC. Refer to the Company’s most recent SEC filings for any updates concerning these and other risks and uncertainties that may affect the Company’s operations and performance. Undue reliance should not be placed on forward-looking statements, which are only current as of the date they are made. The Company assumes no obligation to update or revise its forward-looking statements.

Pier 1 Imports, Inc. is the original global importer of home décor and furniture. Information about the Company is available on www.pier1.com.

Pier 1 Imports, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per share amounts)
(unaudited)

	Three Months Ended
	November 26,	% of	November 28,	% of
	2016	Sales	2015	Sales

Net sales	$475,901	100.0%	$478,047	100.0%

Cost of sales	279,508	58.7%	294,054	61.5%

Gross profit	196,393	41.3%	183,993	38.5%

Selling, general and administrative expenses	160,833	33.8%	151,554	31.7%
Depreciation	13,307	2.8%	12,782	2.7%

Operating income	22,253	4.7%	19,657	4.1%

Nonoperating (income) and expenses:
Interest, investment income and other	(438)		(288)
Interest expense	3,113		3,105
	2,675	0.6%	2,817	0.6%

Income before income taxes	19,578	4.1%	16,840	3.5%
Income tax provision	6,001	1.2%	5,921	1.2%

Net income	$13,577	2.9%	$10,919	2.3%

Earnings per share:
Basic	$0.17		$0.13

Diluted	$0.17		$0.13

Dividends declared per share:	$0.07		$0.07

Average shares outstanding during period:
Basic	80,680		83,877

Diluted	80,683		84,170

Pier 1 Imports, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per share amounts)
(unaudited)

	Nine Months Ended
	November 26,	% of	November 28,	% of
	2016	Sales	2015	Sales

Net sales	$1,300,094	100.0%	$1,349,905	100.0%

Cost of sales	809,698	62.3%	841,819	62.4%

Gross profit	490,396	37.7%	508,086	37.6%

Selling, general and administrative expenses	439,334	33.8%	428,556	31.7%
Depreciation	40,956	3.1%	37,930	2.8%

Operating income	10,106	0.8%	41,600	3.1%

Nonoperating (income) and expenses:
Interest, investment income and other	(1,677)		(461)
Interest expense	9,177		9,204
	7,500	0.6%	8,743	0.7%

Income before income taxes	2,606	0.2%	32,857	2.4%
Income tax provision (benefit)	(882)	(0.1%)	11,898	0.8%

Net income	$3,488	0.3%	$20,959	1.6%

Earnings per share:
Basic	$0.04		$0.24

Diluted	$0.04		$0.24

Dividends declared per share:	$0.21		$0.21

Average shares outstanding during period:
Basic	80,926		86,070

Diluted	80,927		86,636

Pier 1 Imports, Inc.

CONSOLIDATED BALANCE SHEETS
(in thousands except share amounts)
(unaudited)

	November 26,	February 27,	November 28,
	2016	2016	2015
ASSETS

Current assets:
Cash and cash equivalents, including temporary investments
of $78,302, $110,413 and $42,338, respectively	$86,207	$115,221	$48,565
Accounts receivable, net	39,089	22,639	40,812
Inventories	479,832	405,859	503,003
Prepaid expenses and other current assets	36,378	31,175	34,667
Total current assets	641,506	574,894	627,047

Properties and equipment, net of accumulated depreciation
of $498,174, $481,758 and $472,099, respectively	189,787	207,633	211,599
Other noncurrent assets	36,113	36,664	38,655
	$867,406	$819,191	$877,301

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$96,511	$72,570	$100,814
Gift cards and other deferred revenue	61,078	64,081	62,679
Borrowings under revolving line of credit	25,000	-	35,000
Accrued income taxes payable	3,964	6,324	4,016
Current portion of long-term debt	2,000	2,000	2,000
Other accrued liabilities	145,198	101,712	113,563
Total current liabilities	333,751	246,687	318,072

Long-term debt	199,373	200,255	200,549
Other noncurrent liabilities	66,050	87,492	87,241

Shareholders' equity:
Common stock, $0.001 par, 500,000,000 shares authorized,
125,232,000 issued	125	125	125
Paid-in capital	192,917	211,019	208,447
Retained earnings	716,154	729,537	716,542
Cumulative other comprehensive loss	(8,871)	(10,637)	(11,221)
Less -- 42,218,000, 41,760,000 and 41,466,000
common shares in treasury, at cost, respectively	(632,093)	(645,287)	(642,454)
Total shareholders' equity	268,232	284,757	271,439
	$867,406	$819,191	$877,301

Pier 1 Imports, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)
	Nine Months Ended
	November 26,	November 28,
	2016	2015

Cash flows from operating activities:
Net income	$3,488	$20,959
Adjustments to reconcile to net cash provided by
operating activities:
Depreciation	45,250	41,416
Stock-based compensation expense	7,436	4,561
Deferred compensation, net	5,738	4,406
Deferred income taxes	(5,694)	2,033
Excess tax benefit from stock-based awards	-	(585)
Amortization of deferred gains	(804)	(1,638)
Other	4,240	998
Changes in cash from:
Inventories	(73,973)	(24,160)
Prepaid expenses and other assets	(20,194)	(289)
Accounts payable and other liabilities	41,946	3,580
Accrued income taxes payable, net of payments	(2,360)	(9,417)
Net cash provided by operating activities	5,073	41,864

Cash flows from investing activities:
Capital expenditures	(32,019)	(39,559)
Proceeds from disposition of properties	66	16
Proceeds from sale of restricted investments	2,058	8,601
Purchase of restricted investments	(1,043)	(8,515)
Net cash used in investing activities	(30,938)	(39,457)

Cash flows from financing activities:
Cash dividends	(16,871)	(17,992)
Purchases of treasury stock	(10,566)	(72,384)
Proceeds from stock options exercised,
stock purchase plan and other, net	788	2,385
Excess tax benefit from stock-based awards	-	585
Repayments of long-term debt	(1,500)	(1,500)
Borrowings under revolving line of credit	38,000	63,000
Repayments of borrowings under revolving line of credit	(13,000)	(28,000)
Net cash used in financing activities	(3,149)	(53,906)

Change in cash and cash equivalents	(29,014)	(51,499)

Cash and cash equivalents at beginning of period	115,221	100,064

Cash and cash equivalents at end of period	$86,207	$48,565

CONTACT:
Pier 1 Imports, Inc.
Investor Relations
Bryan Hanley, 817-252-6083